UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GrafTech International Urges Stockholders to Vote FOR its Seven Director Nominees

on the WHITE Proxy Card

PARMA, Ohio—May 9, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today urged stockholders to vote “FOR” the Company’s seven highly experienced and qualified director nominees – Joel Hawthorne, Randy Carson, Mary Cranston, Thomas Danjczek, Ferrell McClean, Catherine Morris and Steven Shawley – on the WHITE proxy card at the Company’s May 15, 2014 Annual Meeting of Stockholders.

It is extremely important that stockholders vote as soon as possible – no matter how many or how few shares they own. Even if stockholders have already voted using the blue proxy card, they have the right to change their vote to the WHITE proxy card in support of GrafTech’s director nominees.

Since time is short, stockholders are encouraged to vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet is the best way for stockholders to ensure that their votes will be counted. Stockholders who have questions or need assistance voting their shares, or wish to change a prior vote of their shares, may call Georgeson toll-free at (800) 509-0917 or contact them by email at graftechproxy@georgeson.com.

VOTE THE WHITE PROXY CARD FOR THE GRAFTECH BOARD

THAT IS CREATING VALUE AND DELIVERING RESULTS

•	The Board and management team have built an advantaged, low-cost, backward-integrated business model that is supported by a strong capital structure. The Company believes the business model has the power to deliver $500 million to $600 million in EBITDA when market demand fully recovers.

•	Over the past five years, GrafTech’s Board and management team have implemented initiatives to improve the competitive strength of the Company during the industry’s current severe cyclical downturn and to best position GrafTech in anticipation of a recovery in the steel market.

•	GrafTech’s Board and management team have a strong track record of value creation and a clear, winning strategy to drive long-term stockholder value.

•	GrafTech’s experienced and highly qualified Board is committed to serving the interests of ALL stockholders.

•	Two leading independent proxy advisory firms, Glass Lewis and Egan-Jones, have recommended that GrafTech stockholders vote “FOR” the Company’s experienced and highly qualified nominees on the WHITE proxy card.

A VOTE ON THE BLUE PROXY CARD IS A VOTE FOR A FLAWED STRATEGY

THAT GRAFTECH BELIEVES WILL DESTROY STOCKHOLDER VALUE

The Milikowsky Group has presented a platform that, if implemented, would be detrimental to stockholder value.

•	Flawed Industrial Materials Strategy: Redefining GrafTech’s graphite electrode commercial strategy to focus on capacity expansion and commodity pricing in an attempt to gain market-share would be met with an immediate competitive response and result in a long-term negative impact on GrafTech’s margins. The Milikowsky Group’s commodity pricing strategy would create a race to the bottom and destroy value for GrafTech stockholders.

•	Flawed Needle Coke Strategy: Current low needle coke utilization levels have resulted in soft needle coke pricing. An expansion of Seadrift capacity in the current low price environment would have an immediate negative impact on GrafTech’s margins and liquidity.

•	Flawed Pricing Assumptions: The Milikowsky Group’s value proposition requires the largest price increase in the history of the industry – approximately 40% and 35% for graphite electrodes and needle coke, respectively, at the same time it proposes to increase market-share. These assumptions are completely unrealistic in the current market environment.

•	Apart from the initiatives underway at GrafTech, the strategies presented by the Milikowsky Group are either unsound, based on flawed assumptions, misleading in nature or simply inappropriate for a global carbon and graphite material sciences business like GrafTech.

In addition, GrafTech reminds stockholders that Nathan Milikowsky was not re-nominated to the Board in 2013 following serious governance breaches and conduct that demonstrate he is not qualified to serve on the Board.

PROTECT YOUR INVESTMENT – VOTE THE WHITE PROXY CARD TODAY

GrafTech stockholders are reminded that their vote is important, no matter how many or how few shares they own. Whether or not stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in GrafTech by voting FOR GrafTech’s seven director nominees using the WHITE proxy card today.

Voting by telephone or Internet is the best way for stockholders to ensure that their votes will be counted. Stockholders who have questions or need assistance voting their shares, or wish to change a prior vote of their shares, may call Georgeson toll-free at (800) 509-0917.

If stockholders have questions or need assistance in voting their shares, they should call:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 509-0917 (Toll Free)

e-mail: graftechproxy@georgeson.com

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s 2014 Annual Meeting. Stockholders will be able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Contacts:

GrafTech International

Kelly Taylor, Director, Investor Relations & Corporate Communications, 216-676-2293

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449